EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of Kinetik Holdings Inc., dated as of May 6, 2025, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

MORGAN STANLEY
Signature:	/s/ Mustafa Salehbhai
Name/Title:	Mustafa Salehbhai, Authorized Signatory
Date:	05/06/2025

MS Capital Partners Adviser Inc
Signature:	/s/ David Cook
Name/Title:	David Cook, Vice President
Date:	05/06/2025

MS Energy Partners GP LP
Signature:	/s/ David Cook
Name/Title:	David Cook, Vice President, MS Energy Partners GP Inc., its general partner
Date:	05/06/2025
Durango Investment Holdings LLC
Signature:	/s/ David Cook
Name/Title:	David Cook, Vice President
Date:	05/06/2025
Durango Midstream LLC
Signature:	/s/ David Cook
Name/Title:	David Cook, Vice President
Date:	05/06/2025